Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 13, 2008, appearing in the Annual Report of Rollins 401(k) Plan on Form 11-K for the year ended December 31, 2007, in the Registration Statements of Rollins Inc. on Forms S-8 (File No. 33-47528, effective date April 29, 1992 and File No. 33-26056, effective date December 13, 1988 and File No. 333-143692 effective date June 13, 2007).

/s/ Windham Brannon, P.C.
Atlanta, Georgia

June 25, 2008